WISDOMTREE TRUST
FUND OF FUNDS INVESTMENT AGREEMENT

    This Fund of Funds Investment Agreement (“Agreement”) is made as of this 19 day of January, 2022, by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”) and the registered investment company, on behalf of each of its current and future series, severally and not jointly, set forth on Appendix A (each an “Acquiring Fund”).
    WHEREAS, the Trust is an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”); and
WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits investment by an investment company, as defined in the 1940 Act, and any company or companies controlled by such company, in any other investment company that is registered under the 1940 Act; and
WHEREAS, Section 12(d)(1)(B) of the 1940 Act limits the sale by a registered open-end investment company, any principal underwriter therefor, or any broker or dealer registered under the Securities Exchange Act of 1934 of any security issued by such registered open-end investment company, knowingly, to any other investment company; and
WHEREAS, Section 12(d)(1)(C) of the 1940 Act limits investment by an investment company, and any company or companies controlled by such investment company, in a registered closed-end investment company; and
WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”), subject to compliance with the conditions of the Rule, exempts each Acquired Fund and each Acquiring Fund from the limits of Section 12(d)(1)(A), (B) and (C) of the 1940 Act, as applicable; and
WHEREAS, in reliance on the Rule, each Acquiring Fund may, from time to time, acquire Shares of one or more Acquired Fund in excess of the limits imposed by Section 12(d)(1)(A), (B) and (C), as applicable.
    NOW, THEREFORE, in accordance with the Rule and in consideration of the potential benefits to an Acquired Fund and an Acquiring Fund arising out of the investment by the Acquiring Funds in an Acquired Fund, the parties agree as follows:
1.Terms of Investment
(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request from the Authorized Participant acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.

(ii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.    Representation and Warranties of the Acquired Funds.
(a)    Pursuant to the Rule, the Acquired Funds will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Funds.
(b)    The Acquired Funds will comply with its obligations under this Agreement.
(c)    The Acquired Funds will promptly notify the Acquiring Funds if such Acquired Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
3.     Representation and Warranties of the Acquiring Funds.
(a)    Each Acquiring Fund will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time.
(b)    The Acquiring Fund will comply with its obligations under this Agreement.
(c)    The Acquiring Fund will promptly notify the Acquired Funds if such Acquiring Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
4.    Termination; Governing Law.
(a)    This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 3(b).
(b)     This Agreement will continue until terminated in writing by either party upon sixty (60) days’ written notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.
(c)    This Agreement will be governed by Delaware law without regard to choice of law principles.

5.        Notices.
All notices, including any information that either party is required to deliver to the other by the Rule or by this Agreement shall be in writing and shall be delivered by registered or overnight mail, facsimile or electronic mail to the address for each party set forth below (which may be changed from time to time upon written notice to the other party).
If to the Acquired Fund:
WisdomTree Trust
230 Park Avenue
New York, NY 10169
Attn: Fund Legal
Email: 12dNotice@wisdomtree.com

If to the Acquiring Fund:
Dan Ellenwood
c/o North Square Investments, LLC
10 South LaSalle Street
Suite 1925
Chicago, IL 60603
Phone: 312.857.7027
Email: dellenwood@northsquareinvest.com

With a copy to:
Alan Molotsky
Attn: Legal Dept.
c/o North Square Investments, LLC
10 South LaSalle Street
Suite 1925
Chicago, IL 60603
Phone: 312.857.7038
Email: amolotsky@northsquareinvest.com

6.     Miscellaneous.
(a)    Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and representatives as applicable. This Agreement shall not be assignable. Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.
(b)    Amendment. With the exception of the contact information listed in Section 5, which may be changed from time to time upon notice to the other party, the parties may amend this Agreement only by a written agreement signed by both parties.
(c)    Counterparts. This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by email or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by email shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.

(d)    Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.
(e)     Regulatory Filings. Any Acquiring Fund or Acquired Fund may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.
7.    Additional Funds

In the event that any party wishes to include one or more series in addition to those originally set forth on Appendix A (each such series a “New Fund”), such party shall so notify the other party in writing, and, upon written agreement as contemplated in Section 6(b) above, each New Fund shall hereunder become an Acquiring Fund or an Acquired Fund, as the case may be, and Appendix A, as appropriate, shall be amended accordingly.

8.    Termination of Prior Agreements

The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between the Acquiring Company and the Trust that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to permit investments beyond the statutory limits of Section 12(d)(1)(A) and (B) of the 1940 Act (the “Prior Section 12(d)(1) Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12(d)(1) Agreements.

IN WITNESS WHEREOF, the parties have duly executed this Acquiring Fund Investment Agreement as of the date first set forth above.

WISDOMTREE TRUST

By: ___________________________
Name: _________________________

Title: __________________________

THE NORTH SQUARE FUNDS

By: __________________________
Name: ________________________

Title: _________________________

APPENDIX A

List of Funds to which the Agreement Applies

Registrant: North Square Funds
Series: All current Series, and future series

As of January 19, 2022:
Advisory Research Small Cap Growth Fund
Advisory Research Small Cap Value Fund
Altrinsic International Equity Fund
Dynamic Small Cap Fund
McKee Bond Fund
Multi Strategy Fund
Preferred and Income Securities Fund
Spectrum Alpha Fund
Strategic Income Fund
Tactical Defensive Fund
Tactical Growth Fund
Trilogy Alternative Return Fund

Acquired Funds

Registrant: WisdomTree Trust
    Series: Listed on following page

WisdomTree ETFs

# DOMESTIC EQUITY ETFs

## CORE

| Large Cap | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. LargeCap | EPS | 0.08 |
| U.S. Quality Dividend Growth | DGRW | 0.28 |
| U.S. Multifactor | USMF | 0.28 |

| Mid & Small Cap | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. MidCap | EZM | 0.38 |
| U.S. SmallCap | EES | 0.38 |
| U.S. SmallCap Quality Dividend Growth | DGRS | 0.38 |

## VALUE

| Large Cap | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. LargeCap Dividend | DLN | 0.28 |
| U.S. Total Dividend | DTD | 0.28 |
| U.S. High Dividend | DHS | 0.38 |
| U.S. AI Enhanced Value | AIVL | 0.38 |
| U.S. Value | WTV | 0.12 |

| Mid & Small Cap | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. MidCap Dividend | DON | 0.38 |
| U.S. SmallCap Dividend | DES | 0.38 |

## GROWTH

| Large Cap | Ticker | Exp. Ratio % |
|---|---|---|
| Growth Leaders | PLAT | 0.20 |
| U.S. Growth & Momentum | WGRO | 0.55 |

# EMERGING MARKETS EQUITY ETFs

| Emerging Markets | Ticker | Exp. Ratio % |
|---|---|---|
| Emerging Markets High Dividend | DEM | 0.63 |
| Emerging Markets Quality Dividend Growth | DGRE | 0.32 |
| Emerging Markets Multifactor | EMMF | 0.48 |
| Emerging Markets SmallCap Dividend | DGS | 0.58 |

| Regional/Single Country | Ticker | Exp. Ratio % |
|---|---|---|
| India Earnings | EPI | 0.84 |

# INTERNATIONAL EQUTIY ETFs

| International | Ticker | Exp. Ratio % |
|---|---|---|
| International Equity | DWM | 0.48 |
| International Multifactor | DWMF | 0.38 |
| Dynamic Currency Hedged International Equity | DDWM | 0.40 |
| International LargeCap Dividend | DOL | 0.48 |
| International AI Enhanced Value | AIVI | 0.58 |
| International High Dividend | DTH | 0.58 |
| International Hedged Quality Dividend Growth | IHDG | 0.58 |
| International Quality Dividend Growth | IQDG | 0.42 |

| International Mid & Small Cap | Ticker | Exp. Ratio % |
|---|---|---|
| International SmallCap Dividend | DLS | 0.58 |
| Dynamic Currency Hedged International SmallCap Equity | DDLS | 0.48 |
| International MidCap Dividend | DIM | 0.58 |

| Global | Ticker | Exp. Ratio % |
|---|---|---|
| Global ex-U.S. Quality Dividend Growth | DNL | 0.42 |
| Global High Dividend | DEW | 0.58 |
| Global ex-U.S. Real Estate | DRW | 0.58 |

| Regional/Single Country | Ticker | Exp. Ratio % |
|---|---|---|
| Japan Hedged Equity | DXJ | 0.48 |
| Europe Hedged Equity | HEDJ | 0.58 |
| Europe Quality Dividend Growth | EUDG | 0.58 |
| Germany Hedged Equity | DXGE | 0.48 |

| Regional/Single Country Small Cap | Ticker | Exp. Ratio % |
|---|---|---|
| Japan SmallCap Dividend | DFJ | 0.58 |
| Japan Hedged SmallCap Equity | DXJS | 0.58 |
| Europe SmallCap Dividend | DFE | 0.58 |
| Europe Hedged SmallCap Equity | EUSC | 0.58 |

## ESG ETFs

| | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. ESG | RESP | 0.28 |
| Emerging Markets ESG | RESE | 0.32 |
| International ESG | RESD | 0.30 |
| Emerging Markets ex-State-Owned Enterprises | XSOE | 0.32 |
| China ex-State-Owned Enterprises | CXSE | 0.32 |
| India ex-State-Owned Enterprises | IXSE | 0.58 |

## FIXED INCOME ETFs

| Strategic Core | Ticker | Exp. Ratio % |
|---|---|---|
| Yield Enhanced U.S. Aggregate Bond | AGGY | 0.12 |
| Yield Enhanced U.S. Short-Term Aggregate Bond | SHAG | 0.12 |
| Mortgage Plus Bond | MTGP | 0.45 |

| Short Term Government | Ticker | Exp. Ratio % |
|---|---|---|
| Floating Rate Treasury | USFR | 0.15 |

| Interest Rate Strategies | Ticker | Exp. Ratio % |
|---|---|---|
| Interest Rate Hedged U.S. Aggregate Bond | AGZD | 0.23 |
| Interest Rate Hedged High Yield Bond | HYZD | 0.43 |

| Credit | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. Corporate Bond | WFIG | 0.18 |
| U.S. Short-Term Corporate Bond | SFIG | 0.18 |
| U.S. High Yield Corporate Bond | WFHY | 0.18 |

| Emerging Markets | Ticker | Exp. Ratio % |
|---|---|---|
| Emerging Markets Local Debt | ELD | 0.55 |
| Emerging Markets Corporate Bond | EMCB | 0.60 |

| Currency Strategies | Ticker | Exp. Ratio % |
|---|---|---|
| Emerging Currency Strategy | CEW | 0.55 |
| Bloomberg U.S. Dollar Bullish | USDU | 0.51 |
| Chinese Yuan Strategy | CYB | 0.45 |

## ALTERNATIVE ETFs

| Managed Futures | Ticker | Exp. Ratio % |
|---|---|---|
| Managed Futures Strategy | WTMF | 0.65 |

| Option-Based | Ticker | Exp. Ratio % |
|---|---|---|
| CBOE S&P 500 PutWrite Strategy | PUTW | 0.44 |

| Commodity | Ticker | Exp. Ratio % |
|---|---|---|
| Enhanced Commodity Strategy[1] | GCC | 0.55 |

| Credit | Ticker | Exp. Ratio % |
|---|---|---|
| Alternative Income* | HYIN | 3.20 |

| Target Range | Ticker | Exp. Ratio % |
|---|---|---|
| Target Range | GTR | 0.70 |

## CAPITAL EFFICIENT ETFs

| Core | Ticker | Exp. Ratio % |
|---|---|---|
| U.S. Efficient Core[2] | NTSX | 0.20 |
| International Efficient Core | NTSI | 0.26 |
| Emerging Markets Efficient Core | NTSE | 0.38 |

| Tactical | Ticker | Exp. Ratio % |
|---|---|---|
| Efficient Gold Plus Gold Miners Strategy | GMDN | 0.45 |

## MEGATRENDS

| | Ticker | Exp. Ratio % |
|---|---|---|
| Cloud Computing | WCLD | 0.45 |
| Cybersecurity | WCBR | 0.45 |
| BioRevolution | WDNA | 0.45 |
| Artificial Intelligence and Innovation | WTAI | 0.45 |

[1] Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.

[2] Formerly WisdomTree 90/60 U.S. Balanced Fund.

* This Fund operates as a Fund-of-Funds and is not covered under WisdomTree's 12(d)(1) exemptive relief or Rule 12d1-4.